Exhibit 99.1

CONFIDENTIAL SUBJECT TO CONFIDENTIALITY AGREEMENTS, FRE 408, AND STATE LAW EQUIVALENTS Agreed Terms with Ad-Hoc Group of Senior Noteholders December 17, 2018 12/17/18 Agreed Terms D&O tail insurance THIS TERM SHEET IS FOR DISCUSSION PURPOSES ONLY. THIS TERM SHEET DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERM S AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS. NO BINDING OBLIGATIONS WILL BE CREATED BY THIS TERM SHEET UNLESS AND UNTIL BINDING DEFINITIVE DOCUMENTS ARE EXECUTED AND DELIVERED BY ALL APPLICABLE PARTIES. THE TRANSACTION DESCRIBED HEREIN IS SUBJECT TO BOARD APPROVAL. 1. Subset of total common equity granted to junior constituents CLIENT LOGO Max height=0.46" Revolver No modification Treatment of Claims Hedges No modification 1L Notes No modification Unsecured Notes Exchange Noteholders receive:  New 12.0% PIK 2L debt and common equity at the amount specified below:  $245mm 2L debt, 70.0% common equity Convertible at 25% premium to the 30 day volume weighted average trading price post transaction date to holder’s option at any time The New 2L Notes are mandatorily convertible upon a change of control TRA 3.5% of common equity1 Contingent Value Right equal to 5% of fully-diluted equity value triggered upon a sale of at least 90% of assets Preferred Equity Receive TBD% of common equity Common Equity Receive TBD% of common equity Warrant Package NA Minimum Participation 95% of Unsecured Noteholders Other Other Key Terms Comprehensive and mutual releases Management compensation program, not subject to dilution from the new convertible 2L debt